EXHIBIT 23.1

             Consent of Reuben E. Price & Co., Independent Auditors



     We consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Finet Holdings Corporation 1998 Stock Option Plan of our report dated August 13, 1997 with respect to the consolidated financial statements of Finet Holdings Corporation included in its Annual Report on Form 10-KSB for the fiscal year ended April 30, l1997, filed with the Securities and Exchange Commission.


                                        /s/  Reuben E. Price
San Francisco, California               -----------------------------------
June 18, 1998                           REUBEN E. PRICE & CO.